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                                                                    EXHIBIT 99.4

                     [LETTERHEAD OF MERRILL LYNCH, PIERCE,
                          FENNER & SMITH INCORPORATED]

                                   CONSENT OF
               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED


      We hereby consent to the inclusion of our opinion letter dated March 21, 2001, to the Board of Directors of Avnet, Inc. ("Avnet") as Appendix E to the proxy statement/prospectus relating to the proposed acquisition by Avnet of Kent Electronics Corporation, and to the references thereto in such proxy statement/prospectus under the captions "SUMMARY -- Opinions of Financial Advisors"; and "THE MERGER -- Background to the Merger," "-- Avnet's Reasons for the Merger; Recommendation of the Avnet Board of Directors" and "-- Opinion of Avnet's Financial Advisor." In giving this consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933 and the rules and regulations promulgated thereunder.



New York, New York
April 24, 2001

                                    /s/ MERRILL LYNCH, PIERCE, FENNER & SMITH
                                            INCORPORATED

                                    ------------------------------------------

                                    MERRILL LYNCH, PIERCE, FENNER & SMITH
                                            INCORPORATED